EXHIBIT A


     The undersigned, Ziff Asset Management, L.P., a Delaware limited partnership, PBK Holdings, Inc., a Delaware corporation, and Philip B. Korsant, hereby agree and acknowledge that the information required by this
Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  October 3, 2003.

                                     ZIFF ASSET MANAGEMENT, L.P.
                                     By:PBK Holdings, Inc., its general partner

                                     By:/s/ Frederick H. Fogel
                                        ---------------------------------
                                        Name:  Frederick H. Fogel
                                        Title:  Vice President


                                     PBK HOLDINGS, INC.

                                     By:/s/ Frederick H. Fogel
                                        ---------------------------------
                                        Name:  Frederick H. Fogel
                                        Title:  Vice President

                                     By:/s/ Philip B. Korsant
                                        ---------------------------------
                                        Name:  Philip B. Korsant